EXHIBIT 99.1


                                   FOR IMMEDIATE RELEASE

                                   Media & Analyst Contact: Emory Epperson
                                                            (714) 727-7958

                        AST REPORTS THIRD QUARTER RESULTS

COMPANY ALSO ANNOUNCES INTENT FOR ADDITIONAL $200 MILLION FINANCIAL SUPPORT FROM
                                    SAMSUNG;

     ROGER W. JOHNSON, FORMER WESTERN DIGITAL CHAIRMAN AND CEO, JOINS BOARD


IRVINE, Calif., Nov. 7, 1996 -- AST Research, Inc. (ASTA-NASDAQ) today announced revenues of $408.5 million for the third quarter of fiscal year 1996, ended Sept. 28. This compares with revenues of $403.4 million reported during the comparable prior year period. Total revenues for the first three quarters of fiscal year 1996 were $1.492 billion, versus $1.736 billion for the previous year's period.

     The company reported a net loss of $135.3 million ($2.41 per share) during the third quarter of fiscal year 1996, compared to a net loss of $96.4 million ($2.36 per share) reported during the prior year period. The 1996 third quarter net loss included a $21.6 million one-time charge due to the write-off of goodwill associated with the company's 1993 acquisition of Tandy Corporation's personal computer manufacturing operations.

     Third quarter revenues represented the first year-over-year increase in the past five quarters. Unit shipments during the third quarter increased over the prior year quarter by approximately 11 percent to 273,000, comprised of 242,000 desktops and 31,000 notebooks. Commercial desktop and notebook system businesses were adversely affected due to selected product development delays, lower sales to a key Asia Pacific customer and a continued aggressive pricing environment, especially for notebook systems.

     Worldwide revenues increased approximately one percent over the comparable prior-year quarter. Sales of $227.5 million in the Americas were 19 percent higher primarily because of increased consumer retail channel demand. Sales within the company's Europe and Asia Pacific regions declined 14 percent due to traditional seasonal slowdown and intensified competitive pressures.

     "Our operating performance remains disappointing, but the numbers really do not tell the story at AST right now," said Y.S. Kim, president and chief executive officer. "In just eight weeks time, our new senior management team has begun to aggressively address the key operational challenges that need to be met in order to turn the company around. We believe that the actions being implemented by AST will eventually have a positive impact on the bottom line."

     Mr. Kim cited three current activities that are key to the success of AST's strategy to return to profitability:

* The implementation of a clear operating strategy that centers on strengthening AST's research and development capabilities, increasing efficiency across the company and marketing more aggressively to end users.

* The long-term commitment from Samsung -- AST's largest shareholder -- as a global strategic partner through continued financial support, the realization of product component and branding synergies, and the sharing of expertise, especially in the form of engineering, management and product development talent.

* The continued endorsement of AST's turnaround program by major customers. Mr. Kim pointed out that AST has maintained its business relationships with major customers during the recent management transition, and that at least two new relationships have been established since his tenure began -- one to distribute AST products through a major retail consumer products chain, and the other to supply systems to a Fortune 100 company.

ADDITIONAL SAMSUNG FINANCIAL SUPPORT
     AST also announced it has entered into a non-binding letter of intent with Samsung which contemplates that Samsung will provide an additional $200 million in bank credit guarantees, in exchange for shares of AST non-voting preferred stock. Subject to the execution of a definitive agreement, Samsung will provide AST with a bank credit guarantee of $100 million in Dec. 1996 and an additional $100 million in April 1997, both maturing on Dec. 31, 1998. These new guarantees are in addition to AST's current $200 million in Samsung bank credit guarantees extending through Dec. 31, 1997. Until the finalization of the new credit guarantees, Samsung also has provided AST with a $50 million short-term loan due on Dec. 19, 1996.

INVENTORY MANAGEMENT SUMMARY
     AST continued its focus on improved inventory management, which has resulted in a 45 percent reduction in inventory levels and a near doubling of inventory turns over the past year. Total net inventory was $192.3 million, down from $218.1 million at June 29, 1996 and represented inventory turns of
8.9. Accounts receivable totaled $344.4 million, which represented 76 days sales outstanding. At Sept. 28, 1996, total cash and cash equivalents were $30.0 million, with $124.0 million in short-term borrowings.

NEW BOARD MEMBER
     AST also announced that Roger W. Johnson, 62, past chairman, chief executive officer and president at Western Digital Corp. and a former top official for the U.S. General Services Administration (GSA) within the Clinton Administration, was named to the company's Board of Directors. During an 11-year tenure at Western Digital, he helped grow the company from revenues of approximately $30 million, to multi-billion, Fortune 500 status.

REORGANIZATION SUMMARY
     During the quarter and into October, AST implemented a management reorganization that is designed to improve its future financial performance.

     New executive appointments included that of Mr. Kim as president and chief executive officer; Won Suk Yang as acting senior vice president, finance, and chief financial officer; and Noh Byung (N.B.) Park as senior vice president, worldwide product development and manufacturing.

     To address end-user demand generation, AST created the Global Corporate Marketing and Communications Group and established two senior-level positions to lead the group's activities. The new function consolidates responsibilities for global marketing and channel strategies, in addition to customer relations, brand promotion, advertising and corporate communications.

     AST also established the Product Planning Group to consolidate product concept and life cycle management for all desktop, mobile and server brand families.

OUTLOOK
     "Disappointing results for this quarter have not diminished the intensity of our turnaround efforts," said Mr. Kim. "Our goals for the remainder of the year are to significantly increase our worldwide brand awareness efforts and re-establish consistency in delivering products to our customers. Long-term, we must continue to keep operational costs down, enhance customer recognition for our products and strive to quickly bring the latest technologies to our worldwide customer base, including systems based on Intel (R) Pentium(R) Pro processors and Microsoft(R) Window's NT software."

FORWARD-LOOKING STATEMENTS
     Statements contained in this press release which are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995.

     Such forward-looking statements are subject to risks and uncertainties which could cause results to differ materially from those projected. Such potential risks and uncertainties include, but are not limited to: the level of competitive pricing pressures in the computer industry; the company's ability to continue to develop, produce and deliver new products that incorporate leading-edge PC technologies on a timely basis, that are competitively priced and achieve significant market acceptance; the effect of any continued losses on the company's supplier and customer relationships; and its ability to fund continuing operations.

     Additional factors which could affect the company's financial results are included in the company's report on Form 10-K for Transition Period 1995, which is filed with the Securities and Exchange Commission.

CORPORATE BACKGROUND
     AST Research Inc., a member of the Fortune 500 list of America's largest industrial and service companies, is one of the world's leading personal computer manufacturers. The company develops a broad spectrum of desktop, mobile and server PC products that are sold in more than 100 countries worldwide. AST systems meet a wide range of customer needs, ranging from corporate business applications to advanced home and home office use. Corporate headquarters is located at 16215 Alton Parkway, P.O. Box 57005, Irvine, Calif. 92619-7005. Telephone (714) 727-4141 or (800) 876-4278. Fax: (714) 727-9355.
Information about AST and its products can be found on the World Wide Web at http://www.ast.com.
                                      # # #
AST(R), Advantage!(R), Ascentia and Bravo are trademarks of AST Research, Inc. Intel and Pentium are registered trademarks, and Pentium Pro is a trademark of Intel Corp. Windows is a registered trademark and Windows NT is a trademark of Microsoft Corp.

                               AST RESEARCH, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------
                                                 September 28,   December 30,
                                                     1996            1995
(In thousands)                                   (Unaudited)
--------------------------------------------------------------------------------
ASSETS
 Current assets:
  Cash and cash equivalents                      $   29,851    $   125,387
  Accounts receivable, net                          344,361        392,598
  Inventories                                       192,349        252,339
  Other current assets                               48,529         67,297
--------------------------------------------------------------------------------
     Total current assets                           615,090        837,621

 Property and equipment, net                         94,747         98,725
 Other assets                                        76,004        119,696
--------------------------------------------------------------------------------
  Total assets                                   $  785,841    $ 1,056,042
================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities                             $  599,134    $   614,075
 Long-term debt                                     128,563        125,540
 Other non-current liabilities                        6,911          5,545
--------------------------------------------------------------------------------
  Total liabilities                                 734,608        745,160

 Common stock and additional capital                505,291        415,182
 Retained earnings (deficit)                       (454,058)      (104,300)
--------------------------------------------------------------------------------
  Total shareholders' equity                         51,233        310,882
--------------------------------------------------------------------------------
  Total liabilities and shareholders' equity     $  785,841    $ 1,056,042
================================================================================

                               AST RESEARCH, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

----------------------------------------------------------------------------------------------------------
                                                  Three Months Ended              Nine Months Ended
                                             ----------------------------  -----------------------------
                                             September 28,  September 30,  September 28,   September 30,
(In thousands, except per share amounts)         1996           1995           1996            1995
----------------------------------------------------------------------------------------------------------
Net sales                                     $  408,483     $  403,357     $ 1,467,214     $ 1,735,535
Revenue from related party                             -              -          25,000               -
----------------------------------------------------------------------------------------------------------
Total revenue                                    408,483        403,357       1,492,214       1,735,535
Cost of sales                                    427,245        410,126       1,512,020       1,600,246
----------------------------------------------------------------------------------------------------------
Gross profit (loss)                              (18,762)        (6,769)        (19,806)        135,289

Selling, general and administrative expenses      78,020         75,193         243,634         236,826
Engineering and development expenses               8,873          9,566          29,032          27,399
Restructuring charge                                   -              -           6,527               -
Other charges                                     21,643              -          26,380               -
----------------------------------------------------------------------------------------------------------
Total operating expenses                         108,536         84,759         305,573         264,225
----------------------------------------------------------------------------------------------------------
Operating loss                                  (127,298)       (91,528)       (325,379)       (128,936)

Financing and other expense, net                  (7,970)        (4,854)        (24,379)        (14,873)
----------------------------------------------------------------------------------------------------------
Loss before income taxes                        (135,268)       (96,382)       (349,758)       (143,809)
Income tax provision (benefit)                         -              -               -          (9,248)
----------------------------------------------------------------------------------------------------------
Net loss                                      $ (135,268)    $  (96,382)    $  (349,758)    $  (134,561)
==========================================================================================================
Net loss per share                            $    (2.41)    $    (2.36)    $     (7.21)    $     (3.83)
==========================================================================================================
Weighted average common shares outstanding        56,164         40,762          48,523          35,177
==========================================================================================================

                               AST RESEARCH, INC.
                        COMPUTATION OF NET LOSS PER SHARE

-----------------------------------------------------------------------------------------------------------------
                                                        Three Months Ended              Nine Months Ended
                                                   ----------------------------   -----------------------------
                                                   September 28,  September 30,   September 28,   September 30,
(In thousands, except per share amounts)               1996           1995            1996            1995
-----------------------------------------------------------------------------------------------------------------
Primary loss per share
----------------------
Shares used in computing primary loss per share:
  Weighted average shares of common stock
   outstanding                                        56,164         40,762           48,523          35,177
  Effect of stock options treated as common stock
    equivalents under the treasury stock method            -              -                -               -
-----------------------------------------------------------------------------------------------------------------
  Weighted average common and common
    equivalent shares outstanding                     56,164         40,762           48,523          35,177
=================================================================================================================
Net loss                                          $ (135,268)     $ (96,382)      $ (349,758)     $ (134,561)
=================================================================================================================
Loss per share - primary                          $    (2.41)     $   (2.36)      $    (7.21)     $    (3.83)
=================================================================================================================

Fully diluted loss per share
----------------------------
Shares used in computing fully diluted loss per share:
  Weighted average shares of common stock
   outstanding                                        56,164         40,762           48,523          35,177
  Effect of stock options treated as common stock
    equivalents under the treasury stock method            -              -                -               -
  Shares assumed issued on conversion of
   Liquid Yield Option Notes (LYONs)                       -              -                -               -
-----------------------------------------------------------------------------------------------------------------
  Total fully diluted shares outstanding              56,164         40,762           48,523          35,177


Net loss - fully diluted earnings per share:
  Net loss                                        $ (135,268)     $ (96,382)      $ (349,758)     $ (134,561)
  Adjustment for interest on LYONs, net of tax             -              -                -               -
-----------------------------------------------------------------------------------------------------------------
  Adjusted net loss - fully diluted               $ (135,268)     $ (96,382)      $ (349,758)     $ (134,561)
=================================================================================================================
Loss per share - fully diluted                    $    (2.41)     $   (2.36)      $    (7.21)     $    (3.83)
=================================================================================================================

